UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                     Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CLEAR SECURE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Caryn Seidman-Becker

Chair of the Board of Directors and

Chief Executive Officer

Notice of Annual Meeting and

Proxy Statement

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders, which will be conducted via live audio webcast on Tuesday, June 14, 2022 at 10:00 a.m. Eastern Time. You can attend the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/YOU2022. There is no in-person meeting to attend.

Information on how to vote, attend and ask questions during the annual meeting is described in the enclosed materials. Your vote is important to us.

Sincerely yours

Caryn Seidman-Becker
Chair of the Board of Directors and
Chief Executive Officer

April 27, 2022

CLEAR SECURE, INC., 65 EAST 55TH STREET, 17TH FLOOR, NEW YORK, NY 10022

CLEAR SECURE, INC.

65 E 55th Street

New York, NY 10022

PROXY STATEMENT

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Stockholders of Clear Secure, Inc. (the “Annual Meeting”) will be held on Tuesday, June 14, 2022, at 10:00 a.m. Eastern Time, virtually via a live audio webcast. Please visit www.virtualshareholdermeeting.com/YOU2022 and enter your 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, on the instructions accompanying your proxy materials, or on your proxy card for details on how to attend the Annual Meeting. You or your proxy holder will be able to participate (including in the Q&A session), vote, and examine our stockholder list and rules of the meeting at the virtual Annual Meeting. Entry into the meeting will begin at 9:45 a.m. Eastern Time and the meeting will begin promptly at 10:00 a.m. Eastern Time. If you encounter difficulties accessing the meeting, please call the technical support number that will be posted at www.virtualshareholdermeeting.com/YOU2022. Please see p. 5 for more information on how to vote your shares or to attend the Annual Meeting virtually.

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.	Election of directors.

2.	Ratification of the appointment of our independent registered public accounting firm.

3.	Conduct such other business as may be properly brought before the meeting.

Only stockholders of record on April 18, 2022 may vote during this meeting.

Your vote is important to us. Even if you plan on participating in the Annual Meeting virtually, we recommend that you vote as soon as possible by telephone, Internet or by signing, dating and returning the proxy card in the postage-paid envelope provided.

This proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2022.

By order of the Board of Directors,

Matthew Levine
General Counsel, Chief Privacy Officer and Secretary

New York, New York

April 27, 2022

CLEAR SECURE, INC., 65 EAST 55TH STREET, 17TH FLOOR, NEW YORK, NY 10022

- i -

- ii -

PROXY STATEMENT SUMMARY

This summary highlights selected information in the proxy statement. Please review the entire proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 before voting.

Voting Items and Board Recommendations

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
Proposal 1	Election of directors	FOR	19

Proposal 2	Ratification of the appointment of our independent registered public accounting firm	FOR	23

Company Overview

Clear Secure, Inc. is a member-centric secure identity platform operating under the brand name CLEAR. At CLEAR we know that you are always you—your biometric identity is foundational to helping enable frictionless everyday experiences, connecting you to all the things that make you, YOU, and transforming the way you live, work and travel. Members enroll in CLEAR to create an unbreakable link between their identity and biometrics (e.g., eyes, face and fingerprints). CLEAR’s current offerings include: CLEAR Plus, a consumer aviation subscription service, which enables access to predictable and fast experiences through dedicated entry lanes in airport security checkpoints nationwide; the flagship CLEAR App including Home to Gate and Health Pass; and Reserve powered by CLEAR, our virtual queuing technology that enables customers to manage lines. CLEAR also has software development kits (“SDKs”) and application programming interface (“API”) capabilities to enable our partners to seamlessly integrate directly into our platform to enable better, faster and more frictionless experiences for our partners’ customers. Use cases enabled by SDKs and APIs may include identity validation, identity verification, attribute validation such as age validation, vaccine status and payment among others. In this proxy statement, “CLEAR,” “Company,” “our,” “us,” and “we,” refer to Clear Secure, Inc. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

Corporate Governance and Board Practices

Our Board of Directors (the “Board”) has adopted Corporate Governance Guidelines and other practices to promote the function of the Board and its committees to serve the best interests of all stockholders. Several of our practices are highlighted below.

•	Annual review and election of directors, with all directors elected to one-year terms

•	Significant majority (71%) of independent directors on the Board

•	Independent Board committees, with each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee comprised of 100% independent directors

•	Lead independent director with robust and defined duties

•

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

•	Providing limitations on excessive simultaneous services of our directors on other boards

•

Board and committee self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board and each committee and to facilitate an effective oversight function

•	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

•	Prohibitions on the hedging or pledging of Company securities

•	Regular executive sessions of independent directors

Commitment to ESG Matters

Since 2010 we have been expanding our network, investing in our technology platform, strengthening our operations and developing our people to consistently deliver increased value to members and partners, resulting in the growth and trust of the CLEAR brand. Trust is the foundation of our business success and is fundamental to realizing our mission of making experiences both safer and easier by enabling frictionless everyday experiences. Our Board is committed to building trust through strong corporate governance, effective oversight, and strategic engagement. Together, these ensure accountability and position CLEAR for sustained success.

We actively work to conduct our business in principled ways that make a significant positive impact on important issues. We believe the significant Environmental, Social and Governance (“ESG”) matters for our Company are embedded in how we run our business and align closely with our culture. Our Board provides insight, feedback, and oversight across a broad range of ESG matters as part of its broader oversight role, and periodically reviews the Company’s overall ESG programs and policies. Our Nominating and Corporate Governance Committee provides oversight and guidance to the Board and management about the Company’s policies and programs that relate to ESG and corporate social responsibility matters.

Our People and Culture

The foundation of our ESG initiatives is our culture—and our culture is rooted in our values, which govern how we operate and interact with one another. We’re committed to furthering a culture that attracts extraordinary talent, helps every individual become their best self, and unlocks each person’s greatest potential.

Diversity, Equity, Inclusion and Belonging

We are always working to become a more diverse and inclusive company, where all team members feel they belong and can reach their fullest potential. We believe this is critical for us to successfully execute and achieve our vision of a transparent and inclusive work environment. Practically, we believe the principles and day-to-day actions needed to drive our diversity, equity, inclusion and belonging (“DEI&B”) efforts should be embedded in our processes, our leadership behaviors and the way we respect and work with one another.

Our commitment to diversity and inclusion starts at the top of our organization—our Co-Founder, Board Chair and Chief Executive Officer, is a woman. In addition to our Board Chair, we have one additional woman director and one African American/Black individual serving as a director on our Board, and our Board is committed to diversity and fostering an inclusive environment. While we will always strive for continued improvement, we are proud of the diverse workforce we have built to date, and it is an asset of CLEAR. As of December 31, 2021, we had 2,251 employees with our largest workforces in New York, Los Angeles and San Francisco. Overall, our team is 55% women and 45% men. In the field, women represent 59% of our ambassadors. People of color represent 80% of our field population. While we have room to grow, we are proud that 40% of our corporate team members are people of color.

We have invested on several fronts to advance DEI&B. These include internal mobility – 51% of our field manager roles have been filled through internal promotions, and we have numerous examples of field employees progressing to corporate roles.

Our efforts on DEI&B are guided by our internal DEI&B council, which consists of team members from all levels in the field and corporate offices. And importantly, the progress we make is driven by all team members living our values and creating an environment where they can be their best selves and do their best work.

Supporting Communities

Our mission has always been about people - whether it is our great people, our extraordinary members, our dedicated partners or our communities. We work to stay true to our values by giving back to the communities where we work in a variety of ways. For example, we celebrated the completion of our IPO with a Day of Service, during which all meetings were postponed, and offices closed, so our team members across our New York, Austin and Washington, DC offices could spend the day volunteering with community partners to give back. Our team members in New York spent the day volunteering with God’s Love We Deliver, an organization that prepares and delivers medically tailored meals for those who are living with illness. We also partner with local organizations for events such as our Season of Service, an annual fundraising campaign run over the holidays. We are proud of how we help our communities across the country, and look forward to continuing our efforts to make a difference.

Environmental Sustainability

We are committed to promoting environmental sustainability, both at our company and on our platform. We are working towards developing a sustainability strategy to address the environmental impact of our operations. The first stage of this process is ensuring that we have the information to establish a baseline for our environmental impacts across our company and platform, such as greenhouse gas emissions and waste. With this information, we will work to establish a high-level strategy and identify our core priorities that address our greatest environmental impacts.

Director Nominees

The Board has nominated seven director candidates. Of the seven nominees, five are independent director nominees.

All director nominees have been nominated for a one-year term to expire at the 2023 annual meeting of the Company’s stockholders and once their successors have been elected and qualified.

Our director nominees collectively have significant experience in business leadership, finance and accounting, law, management, investment, operational and strategic planning, and unmatched institutional knowledge of the Company.

Our Board believes that the Company and its stockholders benefit from the combination of the diverse perspectives, institutional knowledge, and the collective deep business and investment experience of the director nominees.

Detailed information about each nominee’s background, skills and qualifications can be found under “Proposal 1 — Election of Directors”

Director Nominees
Caryn Seidman-Becker	Michael Z. Barkin	Kathryn A. Hollister

Kenneth Cornick	Jeffery H. Boyd	Adam Wiener

Tomago Collins

Compensation Philosophy

Founded in the belief that CLEAR is a meritocracy, our compensation philosophy is to have a compensation program that directly ties to achieving the Company’s mission and delivering value to our members, employees and stakeholders.

Our compensation philosophy is supported by our pay strategy, which is based on the following principles:

•	Recruit top talent that thrives in a result driven environment by providing competitive compensation packages

•	Performance is measured by living our values, being a strong steward of the team, and Key Performance Criteria

•	Provide long-term incentive awards deep within the organization to foster an ownership mentality and align employees with long-term value creation

•	Create an appropriate balance between achieving short-term results and creating long-term sustainable value to shareholders that reinforces and strengthens the linkage between pay and performance

•	Provide an appropriate mix of fixed and at-risk compensation to attract and retain key talent who thrive in a results-driven environment

GENERAL INFORMATION

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the board of directors of Clear Secure, Inc. for use at our 2022 Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/YOU2022 on Tuesday, June 14, 2022, at 10:00 a.m. Eastern Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 27, 2022. An annual report for the fiscal year ended December 31, 2021 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

Internet Availability of Proxy Materials

In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

Purpose of the Annual Meeting

You are receiving this Proxy Statement because the Board of Directors of the Company (the “Board”) is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.

Record Date; Quorum

Only holders of record of our Class A common stock, $0.00001 par value per share (“Class A Common Stock”), Class B common stock, $0.00001 par value per share (“Class B Common Stock”), Class C common stock, $0.00001 par value per share (“Class C Common Stock”) and Class D common stock, $0.00001 par value per share (“Class D Common Stock,” and, collectively with the Class A Common Stock, Class B Common Stock and Class C Common Stock, the “Common Stock”) at the close of business on April 18, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 78,519,970 shares of Class A Common Stock, 1,042,234 shares of Class B Common Stock, 43,577,355 shares of Class C Common Stock and 26,705,315 shares of Class D Common Stock outstanding and entitled to vote. For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 65 E 55th St., 17th Floor, New York, New York 10022, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/YOU2022. If you are interested in viewing the list, please send an email to IR@clearme.com two business days in advance to schedule your visit.

The holders of a majority of the voting power of the shares of our Common Stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of Class A Common Stock or Class C Common Stock represents one vote, and each share of Class B Common Stock or Class D Common Stock represents twenty votes. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.

Each director will be elected by a plurality of the votes cast. Ratification of the appointment of our independent registered public accounting firm (Proposal 2) for the fiscal year ending December 31, 2022 requires the favorable vote of a majority of the voting power of Common Stock present in person or represented by proxy and entitled to vote on the subject matter.

Abstentions; Broker Non-Votes

Abstentions occur when shares present at the Annual Meeting are marked “Abstain.” Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions will have no effect on Proposal 1; but will have the effect of a negative vote on Proposal 2.

Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal 2. If a broker chooses not to vote shares for or against Proposal 2, it will have the same effect as an abstention. Proposal 1 is a non-routine matter and therefore broker non-votes are not deemed to be shares entitled to vote on and will have no effect on Proposal 1. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.

Voting Instructions; Voting Of Proxies

VOTE BY INTERNET AT THE ANNUAL MEETING	VOTE BY TELEPHONE OR INTERNET	VOTE BY MAIL

You may vote via the virtual meeting website—any stockholder of record on the Record Date can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com

/YOU2022, where stockholders may vote and submit questions during the meeting. The meeting starts at 10:00 a.m. Eastern Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

You may vote by telephone or through the Internet—in order to do so, please follow the instructions shown on your Notice of Internet Availability of Proxy Materials or proxy card.

You may vote by mail—if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign, and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m. Eastern Time on June 13, 2022. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the signed proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each Notice of Internet Availability of Proxy Materials or proxy card and vote each Notice of Internet Availability of Proxy Materials or proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.

Householding

Stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials may receive only one copy of this Notice of Annual Meeting and Proxy Statement and Annual Report on Form 10-K unless we are notified that one or more of these stockholders wishes to receive individual copies. This “householding” procedure will reduce our printing costs and postage fees as well as the environmental impact of the Annual Meeting.

Stockholders who participate in householding will continue to receive separate proxy cards.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, or if you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact Broadridge Householding Department, by calling their toll-free number, 1-866-540-7095, or by writing to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. You will be removed from the householding program within 30 days of receipt of your instructions, at which time you will then be sent separate copies of the documents.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

Revocability Of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:

•	delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Expenses of Soliciting Proxies

We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Participating in the Annual Meeting

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/YOU2022, and enter your first and last name, the 16-digit Control Number included on your proxy card or on the instructions that accompanied your proxy materials, and your email address. Instructions should also be provided on the voting instruction card provided by your broker, bank, or other nominee.

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions properly submitted during the meeting and that relate to the matters to be voted on at the Annual Meeting. If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/YOU2022, type your name, address, number of shares held as of the Record Date and question into the “Ask a Question” field, and click “Submit.” Our Annual Meeting, including the Q&A session, will follow “Rules of Conduct,” which will be available on our Annual Meeting web portal. If your question is properly submitted during the relevant portion of the meeting agenda pursuant to the “Rules of Conduct,” we will respond to your question during the live webcast, subject to time constraints and SEC rules. To provide access to all stockholders, each stockholder will be limited to one question per agenda item, and if multiple questions are submitted on the same subject, we will consolidate them for a single response to avoid repetition. We reserve the right to exclude questions that are irrelevant to the proposals that are the subject of the Annual Meeting or irrelevant to the business of the Company, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the Corporate Secretary of the Annual Meeting). Only validated stockholders or proxy holders will be able to ask questions in the designated field on the web portal. These rules and any additional rules will be set forth in our Rules of Conduct available at https://ir.clearme.com/.

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify stockholders of the decision via https://ir.clearme.com/. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, please contact the support line noted on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business affairs are managed under the direction of our Board, which is currently composed of seven members. Five of our directors are independent within the meaning of the listing standards of the New York Stock Exchange (the “NYSE”). Each director is elected to a one-year term and will hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the Board may be filled at any time by the remaining directors.

Director Independence

Our Class A Common Stock is listed on the NYSE. As a “controlled company” we are not subject to the corporate governance rules of the NYSE requiring: (i) a majority of independent directors on the Board, (ii) an independent nominating and corporate governance committee, and (iii) an independent compensation committee. We have, however, elected to comply with these independence requirements. Under the NYSE rules, a director will only qualify as an “independent director” if the board affirmatively determines that such director has no material relationship with Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that Mr. Michael Z. Barkin, Mr. Jeffery H. Boyd, Mr. Tomago Collins, Ms. Kathryn A. Hollister and Mr. Adam Wiener are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and current and prior relationships as they may relate to us and our management.

Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines and other practices to promote the function of the Board and its committees to serve the best interests of all stockholders. The Corporate Governance Guidelines and our other governance documents provide a framework for our governance practices, including:

•	Annual review and election of directors, with all directors elected to one-year terms

•	Significant majority (71%) of independent directors on the Board

•	Independent Board committees, with each of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee comprised of 100% independent directors

•	Lead independent director with robust and defined duties

•

Board composition to include a broad range of skills, experience, industry knowledge, diversity of opinion and contacts relevant to the Company’s business, which serves the interests of all stockholders

•	Providing limitations on excessive simultaneous services of our directors on other boards

•

Board and committee self-assessments conducted at least annually to assess the mix of skills and experience that directors bring to the Board and each committee and to facilitate an effective oversight function

•	Robust director nomination criteria to ensure a diversity of viewpoints, background and expertise in the boardroom

•	Prohibitions on the hedging or pledging of Company securities

•	Regular executive sessions of independent directors

Our Corporate Governance Guidelines set forth our practices and policies with respect to Board composition and selection, Board meetings, executive sessions of the Board, Board committees, the expectations we have of our directors, management succession, Board and executive compensation, and the Board self-assessment requirements. The full text of our Corporate Governance Guidelines may be viewed at our website https://ir.clearme.com/corporate-governance. A copy may be obtained by writing to Clear Secure, Inc., 65 E 55th St., 17th Floor, New York, NY 10022; Attention: Corporate Secretary.

Lead Independent Director

Our Board has adopted corporate governance guidelines that provide that one of our independent directors should serve as our lead independent director if the Chair is not independent. Our Board has appointed Mr. Boyd to serve as our lead independent director. As lead independent director, Mr. Boyd:

•	presides at all meetings of the Board at which the Board Chair is not present, including executive sessions of the independent directors;

•	serves as liaison between the Board Chair and the independent directors;

•	reviews and approves materials to be sent to the Board;

•	approved the meeting agendas for the Board;

•	approved meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

Board Leadership Structure

Our Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide effective oversight of management. Our By-laws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of chairperson of the board of directors and chief executive officer. Our Board currently believes that our existing leadership structure, under which our Chief Executive Officer, Ms. Caryn Seidman-Becker, serves as chairperson of our Board and Mr. Boyd serves as lead independent director, is effective. Our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Board Self-Assessment

The Board conducts an annual self-assessment to determine whether the Board and its committees are functioning effectively. Among other things, the Board’s self-assessment seeks input from the directors on whether they have the tools and access necessary to perform their oversight function as well as suggestions for improvement of the Board’s functioning. In addition, each of our Audit, Compensation and Nominating and Corporate Governance Committees conduct its own annual self-assessment, which includes an assessment of the adequacy of their performance as compared to their respective charters.

Executive Sessions of Non-Management and Independent Directors

Under our Corporate Governance Guidelines, the Board meets at least quarterly in executive sessions without management directors and any other members of the Company’s management present. In addition, all of the directors who are independent under the NYSE rules meet in executive session at least annually.

Risk Oversight

Our Board believes that risk oversight is an important Board responsibility. The Audit Committee of the Board predominantly oversees risk, including data security and oversight over cybersecurity risks, with regular updates to the Board. The Audit Committee discusses guidelines and policies governing the process by which the Company’s management assesses and manages the Company’s exposure to risk, and discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee, as well as the Board, also receives periodic updates from subject matter experts regarding specific risks, such as data security and cybersecurity. The Compensation Committee considers the Company’s exposure to risk in establishing and implementing our executive compensation program.

Director Selection

Our Board believes that each director nominee should be evaluated based on the skills needed on the Board and his or her individual merits, taking into account, among other matters, the factors set forth in our Corporate Governance Guidelines and in the Nominating and Governance Committee Charter. Those factors include:

•

The desire to have a Board that encompasses a broad range of skills, expertise, industry knowledge, diversity of viewpoints, opinions, background and experience, as well as demonstrated leadership and the ability to exercise sound judgment;

•	Personal qualities and characteristics, accomplishments and reputation in the business community;

•	Ability and willingness to commit adequate time to Board and committee matters; and

•	The fit of the individual’s skill and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of our Company.

The Nominating and Corporate Governance Committee is responsible for identifying, evaluating and recommending director candidates to the Board for consideration. The Nominating and Corporate Governance Committee will also consider director nominees recommended by our stockholders. Nominees recommended by our stockholders are given consideration in the same manner as other nominees. Stockholders who wish to nominate directors for election at our 2023 annual meeting may do so by submitting in writing such nominees’ names, in compliance with the procedures along with other information required by the Company’s by-laws. See “Other Matters — Stockholder Proposals for 2023 Annual Meeting.”

Board Meetings

The Board met two times during the period from the completion of our initial public offering (“IPO”) through December 31, 2021. Each of our directors who was on the Board during that period attended at least 75% of the meetings of the Board and the committees of the Board on which he or she served during 2021.

We encourage our directors to attend annual meetings of our stockholders and believe that attendance at annual meetings is equally as important as attendance at Board and committee meetings.

Committees of the Board

Our Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and responsibilities of each of the committees of our Board is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board.

We are eligible for, but do not take advantage of, the “controlled company” exemptions to the corporate governance rules for NYSE-listed companies.

The charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are available on our website at https://ir.clearme.com/corporate-governance.

Audit Committee

•	Members: Mr. Barkin (Chair), Mr. Collins and Ms. Hollister

•	Meetings during the period from completion of our IPO through December 31, 2021: 2

Our Board has determined that each of Mr. Barkin and Ms. Hollister qualifies as an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K and that each of Mr. Barkin, Mr. Collins and Ms. Hollister is independent as defined in Rule 10A-3 of the Exchange Act and under the NYSE’s listing standards. The principal duties and responsibilities of our audit committee are as follows:

•	to prepare the annual Audit Committee Report to be included in our annual proxy statement;

•	to oversee and monitor our accounting and financial reporting processes;

•	to oversee and monitor the integrity of our financial statements and internal control system;

•	to oversee and monitor the independence, retention, performance and compensation of our independent registered public accounting firm;

•	to oversee and monitor the performance of our Internal Audit group;

•	to review and discuss policies with respect to risk assessment and risk management; and

•	to oversee and monitor our compliance with legal and regulatory matters.

The audit committee also has the authority to retain counsel and advisors to fulfill its responsibilities and duties and to form and delegate authority to subcommittees.

Compensation Committee

•	Members: Mr. Wiener (Chair), Mr. Barkin and Ms. Hollister

•	Meetings during the period from completion of our IPO through December 31, 2021: 2

The composition of our Compensation Committee meets the requirements for independence under the current listing standards and SEC rules and regulations. Each member of this committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee may form and delegate authority to subcommittees from time to time as it sees fit, provided that the subcommittees are composed entirely of directors who satisfy the applicable independence requirements of the Company’s Corporate Governance Guidelines and the NYSE. The Compensation Committee has the authority to retain or terminate, at its sole discretion, compensation consultants, independent legal counsel or other advisors to assist the Compensation Committee in its responsibilities and shall be directly responsible for overseeing the work of such advisors.

The principal duties and responsibilities of the compensation committee are as follows:

•	to review, evaluate and make recommendations to the full Board regarding our compensation strategy;

•

to review and approve the compensation of our Chief Executive Officer, other executive officers and key employees, including option or stock award grants and perquisites and all material employment agreements;

•	to review and make recommendations to our Board with respect to our incentive compensation plans, equity-based compensation plans and pension plans;

•	to administer incentive compensation and equity-related compensation plans and pension plans;

•	to review and make recommendations to the Board with respect to the performance targets that must be met under all bonus and long-term incentive compensation plans; and

•	to prepare an annual Compensation Committee Report and take such other actions as are necessary and consistent with the governing law and our organizational documents.

Nominating and Corporate Governance Committee

•	Members: Mr. Boyd (Chair), Mr. Collins and Mr. Wiener

•	Meetings during the period from completion of our IPO through December 31, 2021: 1

The composition of our Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. The principal duties and responsibilities of the nominating and corporate governance committee are as follows:

•	to identify candidates qualified to become directors of the Company, consistent with criteria approved by our Board;

•

to recommend to our Board nominees for election as directors at the next annual meeting of stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board;

•	to develop and recommend to the Board a succession plan for the Chief Executive Officer and executive officers of the Company;

•	to recommend to our Board candidates to fill vacancies and newly created directorships on the Board;

•	to develop and recommend to our Board guidelines setting forth corporate governance principles applicable to the Company; and

•	to oversee the evaluation of our Board.

Code of Conduct and Ethics

Our Board adopted a code of conduct and ethics that applies to all of our directors, officers and employees and is intended to comply with the NYSE’s requirements for a code of conduct as well as qualify as a “code of ethics” as defined by the rules of the SEC. The code of conduct and ethics contains general guidelines for conducting our business consistent with the highest standards of business ethics. We intend to disclose future amendments to certain provisions of our code of conduct and ethics, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and our directors, on our website at https://www.clearme.com. The code of conduct and ethics is available on our website at https://ir.clearme.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During the period following the completion of our IPO through December 31, 2021, our compensation committee consisted of: Mr. Wiener (Chair), Mr. Barkin and Ms. Hollister. None of these directors has ever served as an officer or employee of the Company. During that period, none of the members of the compensation committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee, or similar committee, of any other company whose executive officer(s) served as a member of our Board or our Compensation Committee.

Communication with Directors

Our Board has adopted policies designed to allow our stockholders and other interested parties to communicate with our directors. Any interested party who wishes to communicate with the Board or any director or the non-executive directors as a group should send communications in writing to the Chairman of the Audit Committee, Clear Secure, Inc., 65 E 55th St, 17th Floor, New York, NY 10022.

Any person, whether or not an employee, who has a concern with respect to our accounting, internal accounting controls, auditing issues or other matters, may, in a confidential or anonymous manner, communicate those concerns to our Audit Committee by contacting the Company’s toll-free Ethics and Anonymous Complaint Line, which is operated by a third-party service provider, at 1-855-725-3270 or www.lighthouse-services.com/clearme.

Director Compensation

The following table describes the components of our non-executive directors’ compensation program in effect for the period following the completion of our IPO through December 31, 2021:

COMPENSATION ELEMENT(1)	COMPENSATION
Annual Cash Retainer	$35,000
One-Time New Director Equity Award(2)	$350,000
Annual Equity Retainer(3)	$175,000
Independent Lead Director Fee	$30,000
Audit Committee Chair Fee	$20,000
Compensation Committee Chair Fee	$12,000
Nominating and Governance Committee Chair Fee	$8,000

(1)	A director who is also a Company employee receives no additional compensation for serving as a director.

(2)

On the date of initial appointment or election to the Board, a director will receive a grant of restricted stock units (“RSUs”) determined by dividing the value of the one-time new director equity award by the closing market price of Class A Common Stock on the date of grant, subject to vesting in three equal installments on each of the first three anniversaries of the date of grant.

(3)

Each director receives an annual grant of RSUs determined by dividing the value of the annual equity retainer by the closing market price of Class A Common Stock on the date of grant (which is the date of the annual meeting), subject to vesting on the earlier of (i) the one year anniversary of grant date or (ii) the next annual meeting date. Such compensation is made pursuant to the Clear Secure, Inc. 2021 Omnibus Incentive Plan (the “2021 Omnibus Incentive Plan”).

Director Compensation Table

The table below summarizes the total compensation paid to or earned for the 2021 fiscal year by each person who served as a non-executive director. Ms. Seidman-Becker and Mr. Cornick, who are employees of the Company, receive no separate compensation for service as directors and therefore are not listed in the table below.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Michael Z. Barkin	27,500	—	27,500
Jeffery H. Boyd	36,500	—	36,500
Tomago Collins	17,500	451,600	469,100
Kathryn A. Hollister	17,500	451,600	469,100
Adam Wiener	23,500	—	23,500

(1)	These amounts represent retainer, committee and board fees earned during the fiscal year ended December 31, 2021. The amounts reported do not include any reasonable out-of-pocket expenses incurred in attending meetings for which the Company reimburses each non-executive director. This table does not include any non-employee directors prior to our IPO who did not receive compensation during 2021.

(2)

This column reflects the grant date fair market value of 11,290 RSUs granted to Mr. Collins and Ms. Hollister during the fiscal year ended December 31, 2021, as calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. The assumptions used by the Company in calculating the grant date fair values are set forth in Note 15 to our financial statements included in our 2021 Form 10-K. The values in this column differ from the $350,000 value set forth in our directors’ compensation program because the value calculated under ASC Topic 718 differs from the IPO price of $31 used to determine the number of shares granted.

(3)

For each non-executive director, the aggregate number of RSUs held as of December 31, 2021 is as follows: Michael Z. Barkin, 0 RSUs; Jeffery H. Boyd, 0 RSUs; Tomago Collins, 11,290 RSUs; Kathryn A. Hollister, 11,290 RSUs; and Adam Wiener, 0 RSUs. In addition, Mr. Barkin holds 179,854 shares of Class C Common Stock and an equal number of non-voting common interest units (“Alclear Units”) of Alclear Holdings, LLC (51,319 of which are unvested).

PROPOSAL 1 – ELECTION OF DIRECTORS

At the recommendation of our Nominating and Corporate Governance Committee, our Board proposes that each of the seven director nominees named below, each of whom is currently serving as a director, be elected as a director for a term to expire at the 2022 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal. Each director will be elected by a plurality of the votes cast.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Stockholders may not cumulate votes for the election of directors.

Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for no nominees as a result of the inability of either nominee to serve.

The Board unanimously recommends that you vote FOR each of the following candidates:

CARYN SEIDMAN-BECKER – AGE 49

Director since June 6, 2021

Committee Memberships: None

Other Public Company Directorships: The Home Depot, Inc. (NYSE: HD)

Caryn Seidman-Becker serves as Chair of the Board and has served as our Chief Executive Officer since 2010. In 2010, she and her co-founder, Ken Cornick, acquired the company out of bankruptcy and have grown it into a global company with locations in over 40 airports, hundreds of partners and over 11 million members. From day one as CEO, Seidman-Becker has pursued her vision of using identity to create a more frictionless world, with an obsession to deliver amazing customer experience. Today, CLEAR is a trusted brand using their platform across industries from travel to sports to health care. With over 2,000 employees across the United States, Israel and South America, CLEAR is shaping the future of how we work, live and travel. Prior to CLEAR, from 2002 to 2009, she started and was the managing partner of Arience Capital, an over $1 billion value-oriented asset management firm focused on investing in companies across a broad spectrum of industries including consumer, technology, aerospace and defense and turnarounds. Prior to Arience Capital, she served as managing director at Iridian Asset Management, an investment advisor firm, and assistant vice president at Arnhold and S. Bleichroeder, an investment bank. Ms. Seidman-Becker has served as a director of The Home Depot, Inc. (NYSE: HD), a home improvement retailer, since March 2022. She has served as a director of Lemonade, Inc. (NYSE: LMND), an insurance company, since 2018 and will continue to serve until the date of Lemonade, Inc’s 2022 annual meeting of stockholders. Ms. Seidman Becker previously served as a director and member of the audit committee of CME Group, Inc. (NASDAQ: CME), a public financial market company, from 2009 to 2012. She is an active member of the community and sits on the Board of Trustees for the Partnership for New York City and is a Board Member of New York-Presbyterian Hospital, the 9/11 Memorial & Museum and The School for Ethics and Global Leadership. Ms. Seidman-Becker holds a Bachelor of Science degree in Political Science from the University of Michigan. We believe Ms. Seidman-Becker is qualified to serve as a member of our board of directors because of her experience co-founding, building and leading our business since its relaunch, her insight into corporate matters as our Chief Executive Officer and her extensive leadership background.

KENNETH CORNICK – AGE 49

Director since June 6, 2021

Committee Memberships: None

Other Public Company Directorships: None

Kenneth Cornick has served as our President since 2010 and Chief Financial Officer since January 2020 and from our inception to 2017. In addition, Mr. Cornick serves as a member of our board of directors. Mr. Cornick co-founded CLEAR with Ms. Seidman-Becker in 2010. Prior to CLEAR, he was a partner at Arience Capital from 2003 to 2009. Mr. Cornick holds a Bachelor of Arts degree from Bowdoin College and serves on the Board of Trustees of LREI, a progressive independent school in New York City. We believe Mr. Cornick is qualified to serve as a member of our board of directors because of his experience co-founding, building and leading our business since its relaunch and his insight into financial matters as our Chief Financial Officer.

MICHAEL Z. BARKIN – AGE 44

Director since June 6, 2021

Committee Memberships: Audit (Chair), Compensation

Other Public Company Directorships: None

Michael Z. Barkin serves as a member of our Board. Mr. Barkin has served as Executive Vice President and Chief Financial Officer of Vail Resorts, Inc. (NYSE: MTN), an American mountain resort company (“Vail”), since 2013. Prior to that, Mr. Barkin previously served as Vice President of Strategy and Development of Vail from 2012 to 2013. Prior to joining Vail, he was a Principal at KRG Capital Partners, a private equity investment firm (“KRG”), where he was a member of the investment team from 2006 to 2012. At KRG, Mr. Barkin was responsible for managing new acquisitions and had portfolio company oversight across multiple sectors. Prior to KRG, he worked at Bain Capital Partners, a private equity investment firm, and Bain & Company, a strategy and consulting firm. Mr. Barkin currently serves as a Trustee of the Museum of Contemporary Art in Denver. Mr. Barkin holds a Bachelor of Arts degree from Williams College and a Masters in Business Administration from Stanford University. We believe Mr. Barkin is qualified to serve as a member of our board of directors because of his experience in business model transformation, organizational scaling, risk management, capital allocation and financial planning.

JEFFERY H. BOYD – AGE 65

Director since June 6, 2021

Committee Memberships: Nominating and Corporate Governance (Chair)

Other Public Company Directorships: Oscar Health, Inc. (NYSE: OSCR), The Home Depot, Inc. (NYSE: HD)

Jeffery H. Boyd serves as a member of our Board and is our Lead Independent Director. Mr. Boyd served as Chief Executive Officer and President of Booking Holdings Inc. (NASDAQ: BKNG) (formerly known as The Priceline Group, Inc.), an online travel company (“Booking”), from 2002 to 2013, as Interim Chief Executive Officer from April 2016 to December 2016, as Chairman of the Board from 2016 to 2020 and as a Director from 2001 to 2021. Mr. Boyd also served as Booking’s President and Co-Chief Executive Officer from August 2002 to November 2002, its Chief Operating Officer from November 2000 to August 2002, and its Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Mr. Boyd has also served as the chairman of the board of directors of Oscar Health, Inc. (NYSE: OSCR), a health insurance company, since February 2021 and a member of the board of directors of The Home Depot, Inc. (NYSE: HD), a home improvement retailer, since 2016, among other director positions. Mr. Boyd holds a Bachelor of Arts degree from St. Lawrence University and a Juris Doctor from Cornell Law School. We believe Mr. Boyd’s extensive experience in health care, e-commerce, sales and digital marketing, as well as his proven leadership, corporate governance and strategic management skills, makes him particularly qualified to serve as a member of our board of directors.

TOMAGO COLLINS – AGE 50

Director since June 29, 2021

Committee Memberships: Audit, Nominating and Corporate Governance

Other Public Company Directorships: Republic Services, Inc. (NYSE: RSG); Williams Rowland Acquisition Corp. (NYSE: WRAC)

Tomago Collins serves as a member of our Board. Mr. Collins has been the Executive Vice President of Communications and Business Development at Kroenke Sports &

Entertainment since June 2020 and previously served as Kroenke Sports & Entertainment’s Vice President of Communications from 2010 to 2020. Mr. Collins brings more than 25 years’ experience in the sports, entertainment, media and real estate investment industries. Mr. Collins has worked in the Kroenke organization since 2003 in various senior and advisory roles with sports teams (including the Los Angeles Rams, Arsenal Football Club and Denver Nuggets), sports and entertainment venues (including Ball Arena, SoFi Stadium and Emirates Stadium) and with print, broadcast and digital ventures (including Altitude Sports & Entertainment). Mr. Collins has served on the board of Republic Services Group, Inc. (NYSE: RSG) since 2013, where he also serves on the audit committee, as well as the board of Four Seasons Hotels and Resorts since 2021 and Williams Rowland Acquisition Corp. (NYSE: WRAC) since 2021, and previously served as a member of the board of AutoNation, Inc. from 2014 to 2019. He also serves as a board member for the Global Down Syndrome Foundation and is a member of the Yale School of Public Health Leadership Council. Mr. Collins holds a Bachelor of Arts from Yale University. We believe Mr. Collins is qualified to serve on our board because of his experience in the sports, media and entertainment industries, as well as his experience serving on other public company boards.

KATHRYN A. HOLLISTER – AGE 62

Director since June 29, 2021

Committee Memberships: Audit, Compensation

Other Public Company Directorships: First Solar, Inc. (NASDAQ: FSLR)

Kathryn A. Hollister serves as a member of our Board. Ms. Hollister served as the Chief Strategy Officer of Deloitte’s global tax and legal practice of 45,000 professionals from 2015 until 2019. Ms. Hollister worked at Deloitte from 1984 until 2020 in a variety of leadership roles, including Partner and Managing Partner of the U.S. business tax service line, and served both public and private clients. Ms. Hollister has served as a member of the board of directors of First Solar, Inc. (NASDAQ: FSLR) since March 2021 and will continue to serve until the date of the First Solar, Inc. 2022 annual meeting of shareholders. She previously served as a member of the US board of directors of Deloitte LLP from 2008 to 2015, and a member of the global board of directors of Deloitte Touche Tohmatsu from 2010 to 2015. In the community, Ms. Hollister serves multiple academic and charitable organizations, including her current service on the boards of trustees of Duke University, University of Cincinnati Health Foundation and Cincinnati Museum Center. A licensed/inactive lawyer, and a certified public accountant, in Ohio, Ms. Hollister holds a Bachelor of Arts degree from Duke University and a Juris Doctor from the University of Cincinnati College of Law. We believe Ms. Hollister is qualified to serve as a member of our board of directors because of her experience in executive leadership, overseeing risk management, executive succession, financial governance and regulatory issues.

ADAM WIENER – AGE 43

Director since June 6, 2021

Committee Memberships: Compensation (Chair), Nominating and Corporate Governance

Other Public Company Directorships: None

Adam Wiener serves as a member of our Board. Mr. Wiener has worked at Redfin, a real estate brokerage, since 2007 in positions of increasing responsibility, including previously serving as Chief Growth Officer from 2015 to 2021, and his current role as President, Real Estate Operations since April 2021. Prior to Redfin, he worked at Microsoft, a multinational technology company, in its SQL server division. Mr. Wiener holds a degree in Symbolic Systems and a concentration in Human-Computer Interaction from Stanford University. We believe Mr. Wiener is qualified to serve as a member of our board of directors because of his experience as a chief growth officer and his experience in new customer acquisition, expansion of operations, technology development, business analytics and profit and loss responsibility across multiple business lines.

PROPOSAL 2 – RATIFICATION OF APPOINTMENT OF THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed Ernst & Young LLP (“EY”), independent registered public accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2022. During our fiscal year ended December 31, 2021, EY served as our independent registered public accounting firm.

Notwithstanding the appointment of EY and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and stockholders. At the Annual Meeting, our stockholders are being asked to ratify the appointment of EY as our independent registered public accounting firm for our fiscal year ending December 31, 2022. Our Audit Committee is submitting the appointment of EY to our stockholders because we value our stockholders’ view on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of EY will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to our Company by EY for our fiscal years ended December 31, 2020 and 2021.

	Fiscal Year
	2020	2021
Audit Fees(1)	2,100,000	1,615,000
Audit-Related Fees(2)	115,000	120,000
Tax Fees(3)	—	15,000
All Other Fees	—	—

Total Fees	2,215,000	1,750,000

(1)

Audit fees consist of fees for professional services rendered for the audits of the Company’s consolidated financial statements included in its Annual Reports on Form 10-K and Registration Statement on Form S-1 for fiscal years 2021, 2020 and 2019, and for the review of the Company’s interim condensed consolidated financial statements included in its Quarterly Reports on Form 10-Q for fiscal year 2021. Additionally, consists of fees related to the Company’s IPO occurring during 2021.

(2)

Audit-related fees were principally for services related to (a) attestation reports issued to comply with contractual arrangements during fiscal 2021 and 2020 and (b) attestation reports for service organizations during fiscal year 2021.

(3)	Tax fees consist of fees related to transfer pricing services during fiscal year 2021.

Auditor Independence

Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, EY. Our Audit Committee has determined that the rendering of non-audit services by EY is compatible with maintaining the independence of EY.

Pre-Approval Policies and Procedures

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services and other services. In addition, the Audit Committee has established procedures by which the chairperson of the committee may pre-approve such services, subject to ratification by the Audit Committee at its next meeting following such approval. All of the services relating to the fees described in the table above were approved by our Audit Committee.

The Board unanimously recommends that you vote FOR this proposal.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board in its oversight of the Company’s financial reporting, internal controls, and audit functions. As set forth in the charter of the Audit Committee, management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company has an in-house Internal Audit Department that reports to the Audit Committee and management. This department provides the Audit Committee and management an independent review function, including reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls.

The Company’s independent registered public accounting firm, EY, is responsible for auditing the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and expressing an opinion on the conformity of the consolidated financial statements to U.S. generally accepted accounting principles (“U.S. GAAP”) and on the effectiveness of the Company’s internal control over financial reporting.

In the performance of its oversight function, the Audit Committee has reviewed and discussed with management and EY the audited financial statements. The Audit Committee discussed with EY the matters required to be discussed pursuant to PCAOB standards. The Audit Committee received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with EY the firm’s independence. All audit and non-audit services performed by EY must be specifically approved by the Audit Committee or by its Chairman (and subject to ratification by the full committee).

As part of its responsibilities for oversight of the risk management process, the Audit Committee has reviewed and discussed the Company’s risk assessment and risk management framework, including discussions of individual risk areas as well as a summary of the overall process.

The Audit Committee discussed with the Company’s Internal Audit Department and EY, the overall scope of and plans for their respective audits as well as the results of their examinations. For the fiscal year ended December 31, 2021, the Audit Committee met with the head of the Internal Audit Department to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting and compliance programs.

Based upon the reports, reviews and discussions described in this report, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s 2021 Form 10-K that was filed with the SEC.

Members of the Audit Committee

Michael Z. Barkin (Chair)

Tomago Collins

Kathryn A. Hollister

EXECUTIVE OFFICERS

The names of our executive officers, their ages as of the date of this Proxy Statement and their positions are shown below.

NAME	AGE	POSITION

Caryn Seidman-Becker(1)	49	Chair of the Board of Directors and Chief Executive Officer

Kenneth Cornick(1)	49	President and Chief Financial Officer

Maria A. Comella	41	Head of Public Affairs

Samuel Hall	54	Chief Product Officer

Chiranjiv S. Jouhal	46	Chief Technology Officer

Matthew Levine	50	General Counsel, Chief Privacy Officer and Secretary

Richard N. Patterson Jr.	53	Chief Information Security Officer

Catesby Perrin	40	Executive Vice President, Growth

(1)	The biographies for Ms. Caryn Seidman-Becker and Mr. Kenneth Cornick appear above under “Proposal 1 – Election of Directors.”

Maria A. Comella has served as our Head of Public Affairs since January 2020. Prior to joining us, she was Global Head of Regional Public Affairs and Policy at WeWork, a provider of shared workspaces, from January 2018 to December 2019 and served as Chief of Staff at the Office of Governor Andrew Cuomo from February 2017 to January 2018. Prior to that she was the Chief Messaging Officer at Chris Christie for President from June 2015 to February 2016 and served as Deputy Chief of Staff for Communications and Strategic Planning for the Office of Governor Chris Christie from 2010 to June 2015. She also serves as a director on the board of directors for Cities of Service, a civic and social organization, and is a visiting associate at the Eagleton Institute of Politics at Rutgers University. Ms. Comella holds a Bachelor of Arts degree from The George Washington University.

Samuel Hall has served as our Chief Product Officer since June 2021. From 2018 to 2021 he served as Chief Product Officer at Grubhub. Prior to joining Grubhub, from 2016 to 2018 Mr. Hall was Chief Product and Technology Officer at ClassPass, leading the company’s engineering, product and design teams. Previously, he spent nearly ten years at Amazon, serving as Vice President of Consumable Customer Experience and Vice President of Mobile. Sam has a bachelor’s degree in business administration from the University of the Pacific and an MBA from the University of Washington.

Chiranjiv S. Jouhal has served as our Chief Technology Officer since February 2020. Prior to that, Mr. Jouhal served as our Head of Engineering from September 2019 to February 2020. Prior to joining us, from April 2018 to July 2019, Mr. Jouhal was the head of technology at Zocdoc, a digital healthcare marketplace. From 2016 to 2018, he was the senior director of software development at Audible, Inc., an Amazon (NASDAQ: AMZN) company providing online audiobook and podcast services. Mr. Jouhal was also the director of engineering at eBay (NASDAQ: EBAY), an e-commerce corporation, from 2012 to 2016 and, prior to that, the principal software engineer/technology lead. Mr. Jouhal holds a Bachelor of Science degree from the University of Pittsburgh and a Masters of Science in Engineering from the University of Pennsylvania.

Matthew Levine has served as our General Counsel and Chief Privacy Officer since 2012, and Secretary since March 2022. From 2004 to 2012, Mr. Levine was the associate general counsel at Dealertrack (NASDAQ: TRAK), a software company, where he was responsible for merger and acquisition and technology transactions, and was part of the team that took Dealertrack public. Mr. Levine began his career as an associate at LeBoeuf, Lamb, Greene & MacRae, LLP, an international law firm. Mr. Levine holds a Bachelor of Arts degree from the University of Michigan and a Juris Doctor from the University of Chicago Law School.

Richard N. Patterson Jr. has served as our Chief Information Security Officer since December 2020. Prior to joining us, Mr. Patterson was the head of security operations, head of risk at Bridgewater Associates, an investment management firm, from 2014 to 2020. Prior to that, he served as the director of information security, compliance and privacy at PetSmart, a pet superstore, from 2011 to 2014 and director of security for Sidley Austin, a law firm, from 2006 to 2011. He also previously served as a special agent for the U.S. Secret Service and U.S. Army Criminal Investigative Division. Mr. Patterson holds a Bachelor of Arts degree from California State University, Fullerton, and a Masters in Computer, Network and Information Security from DePaul University.

Catesby Perrin has served as our Executive Vice President, Growth since January 2020. Prior to joining us, Mr. Perrin was the Vice President, Corporate Development and Head of Global Strategic Partnerships at WeWork from 2017 to 2019. Prior to that, he was the Vice President, Head of Business Development and Strategic Partnerships, Senior Director, Business Development and Director, Business Development of SoFi, a personal finance company, from March 2016 to September 2017, May 2015 to May 2016 and October 2014 to May 2015, respectively. From 2011 to 2014, Mr. Perrin was an associate at Skadden, Arps, Slate, Meagher & Flom LLP, an international law firm. Mr. Perrin holds a Bachelor of Arts degree from Princeton University and a Juris Doctor from Harvard Law School.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation earned for the fiscal years ended December 31, 2021 and 2020, by our principal executive officer and our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2021, whom we refer to collectively as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Nonequity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)

Caryn Seidman-Becker	2021	425,000	—	39,797,012	119,000	—	40,341,012

Chair of the Board and Chief Executive Officer	2020	141,674(3)	—	1,160,000	—	—	1,301,674

Kenneth Cornick	2021	425,000	—	29,821,502	119,000	2,000	30,367,502
President and Chief Financial Officer	2020	149,432(3)	—	1,160,000	—	—	1,309,432

Samuel Hall(4)	2021	255,682	200,000(5)	18,335,486	—	2,000	18,793,168

Chief Product Officer

(1)

This column reflects the aggregate grant date fair value of Company RSUs granted to the NEOs, without any reduction for risk of forfeiture, as calculated in accordance with FASB ASC Topic 718 on the date of grant. For the 2021 figures, this column includes performance stock units (“PSUs”) granted to Ms. Seidman-Becker and Mr. Cornick (collectively, the “Co-Founders”) in June 2021 following the pricing of our IPO (the “Founder PSUs”). The grant date fair value of the Founder PSUs was determined using a Monte Carlo simulation approach, which utilizes multiple input variables to estimate the probability of meeting the performance objectives established for the award. The assumptions used by the Company in calculating the grant date fair values are set forth in Note 15 to our financial statements included in our 2021 Form 10-K.

See “Narrative Disclosure to Summary Compensation Table” and “Outstanding Equity Awards at Fiscal Year-End” below for further information regarding the equity grants made in 2021.

(2)	Payments under our annual incentive program are determined based on achievement against predetermined financial metrics of the Company, subject to adjustments for individual performance.

(3)

During a portion of 2020, these individuals did not receive salary payments, and instead corresponding amounts were used for a fund to benefit team members impacted by the pandemic. Absent these actions, the annualized amount of each individual’s salary would have been $425,000.

(4)	Mr. Hall was appointed Chief Product Officer on June 28, 2021.

(5)	Pursuant to his offer letter described below, Mr. Hall received quarterly bonus payments set forth in this column.

Narrative Disclosure to Summary Compensation Table

Employment Arrangements and Restrictive Covenant Agreements. Our Co-Founders, Ms. Seidman-Becker and Mr. Cornick, are subject to non-compete and non-solicit covenants pursuant to Alclear’s amended and restated operating agreement while holding units and for 12 months thereafter. They do not have employment agreements.

We, through a wholly-owned subsidiary, entered into an offer letter with Mr. Hall, dated as of May 7, 2021, pursuant to which Mr. Hall agreed to serve as Chief Product Officer. His offer letter provided for an initial annual base salary equal to $500,000, an annual target bonus equal to 40% of Mr. Hall’s base salary beginning with the fiscal year ended December 31, 2023 and an initial equity grant of RSUs, which resulted in the grant of 467,742 RSUs in the 2021 fiscal year. For the third and fourth quarter of the 2021 fiscal year, and the first and second quarter of fiscal year 2022, Mr. Hall will receive quarterly bonuses of $100,000. For the third and fourth quarters of the 2022 fiscal year, Mr. Hall will receive quarterly bonuses of $112,500. Mr. Hall is eligible to participate in employee benefits provided from time to time to similarly situated employees.

Mr. Hall’s offer letter also contains a non-competition covenant that applies during the term of employment and for 12 months thereafter, a non-solicitation of employees, consultants and customers covenant that applies during the term of employment and for 12 months thereafter, a non-hire of employees covenant that applies during the term of employment and for 12 months thereafter, a perpetual confidentiality covenant and a perpetual non-disparagement covenant.

Equity Incentives. In connection with our IPO in June 2021, we adopted our 2021 Omnibus Incentive Plan, under which RSUs and other equity awards may be granted. RSUs granted under the 2021 Omnibus Incentive Plan represent the right to receive a number of shares of Class A Common Stock. In addition, prior to our IPO, equity-based awards were granted under the Alclear Holdings, LLC Amended and Restated Equity Incentive Plan (including its predecessor plans, the “management incentive plan”) in the form of awards that represented the right to receive LLC interests. Following the completion of our IPO, no new awards are granted under the management incentive plan, and all awards are granted under the 2021 Omnibus Incentive Plan. For further information regarding the equity awards granted to our named executive officers, see “Outstanding Equity Awards at Fiscal Year-End” below.

Other Benefit Plans. In addition to health and welfare plans, we maintain a tax-qualified retirement plan that provides all regular employees (including eligible executive officers) with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre- and post- tax basis and have it contributed to the plan subject to applicable annual limits under the Code. Pre- and post- tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. Employee elective deferrals are 100% vested at all times. For 2021, employee contributions were matched 50% of up to an annual maximum of $2,000 (as set forth in the Summary Compensation Table where applicable). Matching contributions are subject to a three-year cliff vest based on most recent date of hire.

Outstanding Equity Awards at Fiscal Year End

The following tables provide information about the outstanding equity awards held by our named executive officers as of December 31, 2021.

Name	Grant Type	Number of Shares or Units That Have Not Vested	Market Value of Shares or Units That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units That Have Not Vested(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares or Units That Have Not Vested ($)(1)

Caryn Seidman-Becker(3)	PSUs(4)	—	—	2,405,831	75,470,919

Kenneth Cornick(3)	PSUs(4)	—	—	1,802,786	56,553,397

Samuel Hall	RSUs(5)	467,742	14,673,067	—	—

(1)	Calculated using the closing price of Class A Common Stock on the NYSE on December 31, 2021 of $31.37 per share.

(2)	The performance-based awards reported in this column reflect the Founder PSUs, assuming all the shares are earned. See below under “Founder PSUs” for more information.

(3)	This table excludes the following awards for each of Ms. Seidman-Becker and Mr. Cornick that became vested (or forfeited) during 2021:

(i)	RSUs that vested on December 31, 2021. These were converted at the time of our IPO from Alclear Holdings LLC awards into RSUs of Class A Common Stock, which have fully vested.

(ii)

Stock awards in Alclear Holdings LLC that vested on December 31, 2021 and October 15, 2021. These were converted at the time of our IPO from Alclear Holdings LLC time-based profit unit awards into Alclear Holdings LLC time-based capital units, which have fully vested.

(iii)

PSUs that were forfeited during 2021 as a result of not meeting performance criteria. These were converted at the time of our IPO offering from Alclear Holdings LLC performance-based profit unit awards into PSUs of Class A Common Stock, which have been forfeited.

(4)

Represents the one-time grant of the Founder PSUs intended to replace equity compensation that the Co-Founders would be expected to receive during the five-year period following the closing of our IPO. See below under “Founder PSUs” for more information.

(5)	Represents a new hire award granted in June 2021. 112,838 of these RSUs vest on December 28, 2022 with the remainder to vest on June 28, 2024, generally subject to Mr. Hall’s continued service.

RSUs. The RSUs represent the right to receive a specified number of shares of Class A Common Stock following vesting and were granted under the 2021 Omnibus Incentive Plan. The RSUs are subject to time-based vesting conditions (based on continued employment). These equity-based awards are designed to provide an opportunity for long-term incentive compensation in order to motivate the recipients and reward them for growth in our equity value.

Founder PSUs. In connection with our IPO, our pre-offering compensation committee comprised of independent directors, together with other independent members of the board of directors, sought ways to reward and incentivize each of our Co-Founders following the IPO. As a result of these considerations, the compensation committee and the board of directors approved the grant of the Founder PSUs to each of our Co-Founders following the pricing of our IPO.

The Founder PSUs are eligible for vesting between the second and fifth anniversaries of the closing of our IPO, with vesting subject to sustained stock price performance between 1.5 and 3.0 times the IPO price of $31. The Founder PSUs are intended to replace equity compensation that the Co-Founders would be expected to receive during the five-year period following the closing of the IPO. The Founder PSUs were granted under the 2021 Omnibus Incentive Plan based on the following terms:

•

Achievement of a price hurdle depends on the average volume-weighted average price per share (or VWAP) for the trading days during any 180-day period ending within the applicable measurement period as follows (note: each price hurdle may be met only once):

Price Hurdle (Multiple of IPO Price)	Measurement Period (From IPO Closing)	Portion of PSUs Eligible to Vest

1.5x	Second anniversary to fifth anniversary	1/3

2.0x	Third anniversary to fifth anniversary	1/3

3.0x	Fourth anniversary to fifth anniversary	1/3

•

As of the fifth anniversary of the closing of our IPO, if the 180-day VWAP stock price falls between two price hurdles, then additional Founder PSUs will vest on a pro-rated basis based on straight-line interpolation between the two price hurdles. Any remaining unearned Founder PSUs will be forfeited.

•

Upon an involuntary termination without cause or resignation for good reason, or death or disability, or if a Co-Founder’s executive role ends but the Co-Founder remains on the board of directors, the Founder PSUs remain eligible for vesting based on the above performance criteria for up to two years following the Co-Founder’s cessation of service (but no later than the fifth anniversary of the closing of our IPO). Upon a change in control, if the transaction price falls between two price hurdles, then an applicable portion of the Founder PSUs will vest on a pro-rated basis based on straight-line interpolation between the two price hurdles.

In determining the terms and amounts of the Founder PSUs, the pre-offering compensation committee and the board of directors considered various factors, including the following:

•	A multi-year grant reinforces the commitment of our Co-Founders to continue to act upon their belief in, and ambitions for, our company over a long-term horizon that is appropriate for Co-Founders.

•	Our Co-Founders have exhibited exceptional performance, leading us since 2010 with vision and commitment, as shown in our operational success and growth.

•

Realization of value under the structure of the Founder PSUs requires a combination of long-term stock price performance over a number of years following our IPO, meaningful returns for our stockholders and our Co-Founders’ ability to translate our company’s operational and financial success into sustainable stock price performance.

•	The challenging stock price performance goals reflect our Co-Founders’ commitment to all of our stockholders.

•

The Co-Founders hold significant current vested equity holdings, so the pre-offering compensation committee and board of directors also considered whether these holdings offered sufficient incentives for the Co-Founders, reviewed the potential value of both their existing equity holdings and the potential value of the Founder RSUs at different price points, and took into account the status of then-existing incentive awards held by the Co-Founders, all of which were scheduled to vest by December 31, 2021.

No Hedging or Pledging of Company Stock. Directors, executive officers and employees, including their designees, are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s equity securities that are (1) granted to the director, officer or employee by the Company as part of such director’s, officer’s or employee’s compensation; or (2) held, directly or indirectly, by the director, officer or employee. In addition, directors, officers and employees of the Company are prohibited from purchasing securities of the Company on margin and may not purchase securities of the Company on margin or pledge, or otherwise grant a security interest in, securities of the Company in margin accounts.

Potential Payments upon Termination of Employment or Change in Control

All of the unvested RSUs held by the named executive officers provide for “double-trigger” vesting. That is, in the event of a change in control, if the grantee is involuntarily terminated without cause or resigns for good reason (as defined in the award agreement), within three months before or 12 months after the change in control, then the equity awards will become fully vested. Also see the description of the terms of the Founder PSUs above.

In addition, Mr. Hall’s offer letter provides that, in the event his employment is terminated by him for Good Reason (as defined in the offer letter) or by the Company without Cause (as defined in the offer letter), he will continue to receive the payment of his base salary, as well as continued participation in Company offered benefit plans, for the applicable Severance Period. “Severance Period” means the following, as applicable: (a) six months, in the event such termination of employment occurs on or prior to the first anniversary of Mr. Hall’s commencement of employment; (b) four months, in the event such termination of employment occurs following the first anniversary but on or prior to the second anniversary of Mr. Hall’s commencement of employment, and (c) three months, in the event such termination of employment occurs following the second anniversary of Mr. Hall’s commencement of employment.

Equity Compensation Plan Information

The following table sets forth information with respect to compensation plans in effect as of December 31, 2021 under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1) (a)	Weighted- average Exercise Price of Outstanding Options, Warrants and Rights(1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(2) (c)
Class A Common Stock equity compensation plans approved by security holders	7,843,864	—	12,156,136
Class A Common Stock equity compensation plans not approved by security holders	—	—	—
Total	7,843,864	—	12,156,136

(1)	The amounts in this column are comprised only of RSUs (some of which are subject to performance criteria), as those are the only form of award outstanding as of December 31, 2021.

(2)

Pursuant to the terms of the 2021 Omnibus Incentive Plan approved by stockholders, the number of shares available thereunder will automatically increase each fiscal year beginning with fiscal year 2022 and ending with fiscal year 2031 by the lesser of (a) 5% of the aggregate number of shares of all classes of Common Stock outstanding (that is, assuming exchange and/or conversion of all other classes of Common Stock into Class A Common Stock) on the final day of the immediately preceding calendar year or (b) such number of shares determined by the Compensation Committee or the Board; provided that any such increase shall not result in the number of shares then available for future grants being greater than an amount equal to 12% of the number of shares of all classes of Common Stock (that is, assuming exchange and/or conversion of all other classes of Common Stock into Class A Common Stock) outstanding on the last day of the immediately preceding calendar year.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, certain executive officers, and persons who beneficially own more than 10% of the outstanding Class A Common Stock to file reports of ownership and changes in ownership with the SEC. The SEC regulations require the Company to identify anyone who failed to file a required report or filed a late report during the fiscal year ended December 31, 2021. Based solely on a review of reports filed under Section 16(a) of the Exchange Act, the Company is aware of no such failure, except that due to administrative error, one Form 4 was filed one day late on behalf of Samuel Hall to report one grant of RSUs.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The tables below set forth, to the best of the Company’s knowledge, certain information as of April 18, 2022 with respect to the beneficial ownership of our Class A Common Stock and Class B Common Stock by:

•	each person who is known to be the beneficial owner of more than 5% of any class or series of our capital stock;

•	each of our named executive officers for fiscal year 2021;

•	each of our current directors; and

•	all of our directors and executive officers as a group.

The amounts and percentages of Class A Common Stock and Class B Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Unless otherwise indicated, the address for each beneficial owner listed below is: c/o Clear Secure, Inc., 65 East 55th Street, 17th Floor, New York, New York 10022.

Name of Beneficial Owner	Class A Common Stock Owned (on a fully exchanged and converted basis)(1)		Class B Common Stock Owned (on a fully exchanged basis)(2)(3)		Combined Voting Power(4)
	Number	Percentage	Number	Percentage
5% Equityholders
Alclear Investments, LLC(2)(5)	20,561,968	13.72%	20,482,033	73.82%	60.52%
Alclear Investments II, LLC(3)(6)	7,345,451	4.90%	7,265,516	26.18%	21.47%
William H. Miller III(7)	8,874,690	5.92%	—	—	1.31%
General Atlantic(8)	15,194,012	10.14%	—	—	2.24%
Delta Air Lines, Inc.(9)	8,277,958	5.52%	—	—	1.22%
Durable Capital Master Fund LP(10)	8,566,942	5.72%	—	—	1.27%
T.Rowe Price Associates, Inc.(11)	16,996,966	11.34%	—	—	2.51%
Directors and Named Executive Officers
Caryn Seidman-Becker(5)(12)	20,561,968	13.72%	20,482,033	73.82%	60.52%
Kenneth Cornick(6)(12)	7,345,451	4.90%	7,265,516	26.18%	21.47%
Samuel Hall(12)	—	—	—	—	—
Michael Z. Barkin(12)	179,854	*	—	—	*

Name of Beneficial Owner	Class A Common Stock Owned (on a fully exchanged and converted basis)(1)		Class B Common Stock Owned (on a fully exchanged basis)(2)(3)		Combined Voting Power(4)
	Number	Percentage	Number	Percentage
Jeffery H. Boyd(12)(13)	1,146,548	*	—	—	*
Tomago Collins(12)	—	—	—	—	—
Kathryn A. Hollister(12)	—	—	—	—	—
Adam Wiener(12)	193,482	*	—	—	*
All directors and executive officers as a group (13 persons)	35,270,536	23.54%	27,747,549	100%	82.27%

*	Less than 1%.

(1)

Prior to our IPO, our business was conducted through Alclear Holdings, LLC (“Alclear Holdings”) and its subsidiaries. In a series of transactions that occurred in connection with our IPO, (i) the Company became the sole managing member of Alclear Holdings and acquired Alclear Units, (ii) certain direct or indirect equityholders of Alclear Holdings acquired shares of our Class A Common Stock and (iii) certain direct or indirect equityholders of Alclear Holdings had their interests reclassified into Alclear Units and acquired shares of our Class C Common Stock or, in the case of the Co-Founder Members, shares of our Class D Common Stock (collectively, the “Alclear Members”). Subject to certain restrictions, the Alclear Members, other than the Co-Founder Members, have the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class C Common Stock) for, at our option, (i) shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). Each Co-Founder Member has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class A Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that (i) all vested Alclear Units (together with the corresponding shares of Class C Common Stock) have been exchanged for shares of Class A Common Stock, (ii) all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock and (iii) all shares of Class B Common Stock have been converted into shares of Class A Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.” Set forth below is a table that lists each of our directors and named executive officers who beneficially own Alclear Units and corresponding shares of Class C Common Stock and Class D Common Stock as of April 18, 2022:

Name	Number of Alclear Units and Shares of Class C Common Stock	Number of Alclear Units and Shares of Class D Common Stock
Caryn Seidman-Becker	—	19,630,246
Kenneth Cornick	—	7,075,069
Michael Z. Barkin	179,854	—
Jeffery H. Boyd	1,134,498	—

(2)	Alclear Investments, LLC holds 19,630,246 Alclear Units and an equal number of shares of Class D Common Stock, and 851,787 shares of Class B Common Stock. Alclear Investments, LLC has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class B Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

(3)

Alclear Investments II, LLC holds 7,075,069 Alclear Units and an equal number of shares of Class D Common Stock, and 190,447 shares of Class B Common Stock. Alclear Investments II, LLC has the right to exchange any vested Alclear Units (together with a corresponding number of shares of Class D Common Stock) for, at our option, (i) shares of Class B Common Stock on a one-for-one basis and to convert shares of Class B Common Stock into a shares of Class A Common Stock on a one-for-one basis or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). The numbers of shares of Class B Common Stock beneficially owned and percentages of beneficial ownership set forth in the table assume that all vested Alclear Units (together with the corresponding shares of Class D Common Stock) have been exchanged for shares of Class B Common Stock. See “Certain Relationships and Related Party Transactions—Exchange Agreement.”

(4)

Percentage of combined voting power represents voting power with respect to all shares of our outstanding Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock, voting together as a single class. Each holder of Class B Common Stock and Class D Common Stock is entitled to 20 votes per share and each holder of Class A Common Stock and Class C Common Stock is entitled to one vote per share on all matters submitted to our stockholders for a vote. Our Class C Common Stock and Class D Common Stock do not have any of the economic rights (including rights to dividends and distributions upon liquidation) associated with our Class A Common Stock and Class B Common Stock.

(5)	Alclear Investments, LLC (“Alclear Investments”) is controlled by Ms. Seidman-Becker, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments.

(6)

Alclear Investments II, LLC (“Alclear Investments II” and together with Alclear Investments, the “Co-Founder Members”) is controlled by Mr. Cornick, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments II.

(7)

Represents 8,874,690 shares of Class A Common Stock beneficially owned as a result of 8,874,690 Alclear Units and an equal number of shares of Class C Common Stock held by the William Miller III Living Trust. The trust has the right to exchange its Alclear Units, together with a corresponding number of shares of our Class C Common Stock, for, at our option, (i) shares of our Class A Common Stock or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). See “Certain Relationships and Related Party Transactions — Exchange Agreement.” The principal business address of Mr. Miller and the William Miller III Living Trust is One South Street, Suite 2550, Baltimore, Maryland 21202.

(8)

Represents 15,194,012 shares of Class A Common Stock beneficially owned as a result of (i) 182,074 shares of Class A Common Stock held directly by GAPCO AIV Interholdco (AC), L.P. (“GAPCO AIV Interholdco”), (ii) 8,802,939 shares of Class A Common Stock held directly by GA AIV-1 B Interholdco (AC), L.P. (“GA AIV-1 B Interholdco AC”), (iii) 1,027,613 Alclear Units and an equal number of shares of Class C Common Stock held directly by General Atlantic (AC) Collections 2, L.P. (“GA AC 2 Collections”), (iv) 4,881,386 Alclear Units and an equal number of shares of Class C Common Stock held directly by General Atlantic (AC) Collections, L.P. (“GA AC Collections”), and (v) 300,000 shares of

Class A Common Stock held directly by General Atlantic (ALC), L.P. (“GA ALC”). GA AC Collections and GA AC 2 Collections have the right to exchange their Alclear Units, together with a corresponding number of shares of our Class C Common Stock, for, at our option, (i) shares of our Class A Common Stock or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale). See “Certain Relationships and Related Party Transactions—Exchange Agreement.” The following investment funds share beneficial ownership of the shares of Class A Common Stock held by GAPCO AIV Interholdco: GAPCO AIV Holdings, L.P. (“GAPCO AIV Holdings”), GAP Coinvestments CDA, L.P. (“GAPCO CDA”), GAP Coinvestments III, LLC (“GAPCO III”), GAP Coinvestments IV, LLC (“GAPCO IV”) and GAP Coinvestments V, LLC (“GAPCO V”). The following investment funds share beneficial ownership of the shares of Class A Common Stock held by GA AIV-1 B Interholdco AC: GA AIV-1 B Interholdco, L.P. (“GA AIV-1 B Interholdco”) and General Atlantic Partners AIV-1 B, L.P. (“GAP AIV-1 B”). The following investment funds share beneficial ownership of the shares of Class A Common Stock held by GA ALC: GAPCO CDA, GAPCO III, GAPCO IV, GAPCO V, General Atlantic Partners 100, L.P. (“GAP 100”), General Atlantic Partners (Lux) SCSp (“GAP Lux”) and General Alantic Partners (Bermuda) EU, L.P. (“GAP Bermuda EU”). The following investment funds share beneficial ownership of the shares of Class C Common Stock and corresponding Alclear Units held by GA AC Collections and GA AC Collections 2: GAPCO AIV Interholdco, General Atlantic Partners AIV (AC), L.P. (“GAP AIV AC”), GAPCO AIV Holdings, General Atlantic Partners AIV-1 A, L.P. (“GAP AIV-1 A”), GAPCO CDA, GAPCO III, GAPCO IV and GAPCO V. General Atlantic (SPV) GP, LLC (“GA SPV”) is the general partner of GAPCO AIV Interholdco, GA AIV-1 B Interholdco AC, GA AC Collections, GA AC 2 Collections, GAPCO AIV Holdings and GA ALC and the ultimate general partner of GAP AIV AC. The ultimate general partner of GAP Lux is General Atlantic (Lux) S.à r.l. (“GA Lux”). The ultimate general partner of GAP Bermuda EU is GAP (Bermuda) L.P. (“GAP Bermuda”). The ultimate general partner of GAP AIV-1 A, GAP AIV-1 B, GA AIV-1 B Interholdco and GAP 100 is General Atlantic, L.P. (“GA LP “). GA LP, which is controlled by the Management Committee of GASC MGP, LLC (the “GA Management Committee”), is the sole member of GA SPV, the managing member of GAPCO III, GAPCO IV and GAPCO V and the general partner of GAPCO CDA. The members of the GA Management Committee are also the members of the management committee of GAP Bermuda. The foregoing General Atlantic entities are a “group” within the meaning of Rule 13d-5 of the Exchange Act. Each of the members of the GA Management Committee disclaims ownership of all such shares except to the extent that he has a pecuniary interest therein. The address of the foregoing General Atlantic entities (other than GAP Bermuda, GAP Bermuda EU, GAP Lux and GA Lux) is c/o General Atlantic Service Company, L.P., 55 East 52nd Street, 33rd Floor, New York, New York 10055. The address of GAP Bermuda and GAP Bermuda EU is c/o Conyers Client Services Limited, Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda. The address of GAP Lux and GA Lux is 412F, Route d’Esch, L-2086 Luxembourg.

(9)

Represents 8,277,958 shares of Class A Common Stock beneficially owned as a result of 8,277,958 Alclear Units and an equal number of shares of Class C Common Stock. The address of Delta Air Lines, Inc. is General Offices—Dept. 830, 1030 Delta Boulevard, Atlanta, Georgia 30354.

(10)

Represents 8,566,942 shares of Class A Common Stock held by Durable Capital Master Fund LP. Durable Capital Partners LP acts as the investment advisor to Durable Capital Master Fund and has sole voting power and sole investment power over all shares reported as beneficially owned. Henry Ellenbogen, as principal of the investment advisor is also deemed to beneficially own the securities held by Durable Capital Master Fund LP. The address for Durable Capital Partners LP is 5425 Wisconsin Avenue, Suite #802, Chevy Chase, Maryland 20815.

(11)

Represents 16,996,966 shares of Class A Common Stock beneficially owned by funds and accounts (severally and not jointly) which are advised or subadvised by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. (“TRPA”) serves as investment adviser with power to direct investments and/or sole power to vote the securities owned by the funds and accounts, as well as securities owned by certain other individual and institutional investors. TRPA may be deemed to be the beneficial owner of all of the shares; however, TRPA expressly disclaims that it is, in fact, the beneficial owner of such securities. TRPA is a wholly owned subsidiary of T. Rowe Price Group, Inc., which is a publicly traded financial services holding company. T. Rowe Price Investment Services, Inc. (“TRPIS”), a registered broker-dealer, is a subsidiary of T. Rowe Price Associates, Inc. TRPIS was formed primarily for the limited purpose of acting as the principal underwriter and distributor of shares of the funds in the T. Rowe Price fund family. TRPIS does not engage in underwriting or market-making activities involving individual securities. The principal business address of TRPA is 100 East Pratt Street, Baltimore, MD 21202.

(12)

Does not include unvested restricted stock units, target amount of unvested performance stock units granted under the 2021 Omnibus Incentive Plan. The excluded number of restricted stock units for the following individuals are: Mr. Collins, 11,290 units; Ms. Hollister, 11,290 units; and Mr. Hall, 467,742 units. The excluded number of target performance stock units for the following individuals are: Ms. Seidman-Becker, 2,405,831 units; and Mr. Cornick, 1,802,786 units.

(13)

Represents 1,146,548 shares of Class A Common Stock beneficially owned as a result of (i) 230,811 Alclear Units and an equal number of shares of Class C Common Stock held by Brothers Brook, LLC, (ii) 903,687 Alclear Units and an equal number of shares of Class C Common Stock held by Mr. Boyd, and (iii) 12,050 shares of Class A Common Stock held by Mr. Boyd.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Reorganization Agreement and Common Stock Subscription Agreement

Prior to the completion of our IPO, we entered into a reorganization agreement and related agreements with Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, to effect the reorganization transactions.

The table below sets forth the consideration in Alclear Units, Class A Common Stock, Class B Common Stock, Class C Common Stock and Class D Common Stock received by our 5% equityholders, directors and named executive officers in the reorganization transactions:

Name	Alclear Units issued in the Reorganization Transactions	Class A Common Stock issued in the Reorganization Transactions	Class B Common Stock issued in the Reorganization Transactions	Class C Common Stock issued in the Reorganization Transactions	Class D Common Stock issued in the Reorganization Transactions
Alclear Investments(1)	19,630,246	—	851,787	—	19,630,246
T.Rowe Price Associates, Inc.	—	19,064,204	—	—	—
General Atlantic	5,908,999	8,985,013	—	5,908,999	—
William H. Miller III	11,552,503	—	—	11,552,503	—
Delta Air Lines, Inc.	8,277,958	—	—	8,277,958	—
Durable Capital Master Fund LP	—	7,366,942	—	—	—
Alclear Investments II(2)	7,079,575	—	190,447	—	7,079,575
Caryn Seidman-Becker(1)	19,630,246	—	851,787	—	19,630,246
Kenneth Cornick(2)	7,079,575	—	190,447	—	7,079,575
Samuel Hall	—	—	—	—	—
Michael Z. Barkin	179,854	—	—	179,854	—
Jeffery H. Boyd	1,134,498	—	—	1,134,498	—
Tomago Collins	—	—	—	—	—
Kathryn A. Hollister	—	—	—	—	—
Adam Wiener	—	181,432	—	—	—

(1)	Alclear Investments is controlled by Ms. Seidman-Becker, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments.

(2)	Alclear Investments II is controlled by Mr. Cornick, its sole manager, who has dispositive control and voting control over the shares held by Alclear Investments II.

Amended and Restated Operating Agreement of Alclear Holdings, LLC

In connection with the reorganization transactions, we, Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, entered into an Amended and Restated Operating Agreement of Alclear Holdings, LLC (the “Amended and Restated Alclear Operating Agreement”). Following the reorganization transactions, and in accordance with the terms of the Amended and Restated Alclear Operating Agreement, we operate our business through Alclear Holdings and its subsidiaries. Pursuant to the terms of the Amended and Restated Alclear Operating Agreement, we will not, without the prior written consent of the Alclear Members, engage in any business activity other than the management and ownership of Alclear Holdings and its subsidiaries or own any assets (other than on a temporary basis) other than securities of Alclear Holdings and its subsidiaries or any cash or other property or assets distributed by or otherwise received from Alclear Holdings and its subsidiaries, unless we determine in good faith that such actions or ownership are in the best interest of Alclear Holdings. As the sole managing member of Alclear Holdings, we have control over all of the affairs and decision making of Alclear Holdings. As such, through our officers and directors, we are responsible for all operational and administrative decisions of Alclear Holdings and the day-to-day management of Alclear Holdings’ business. We will fund any dividends to our stockholders by causing Alclear Holdings to make distributions to its unitholders, including us, the Alclear Members, subject to the limitations imposed by our debt documents. Notwithstanding the foregoing, any Alclear Units that are not vested in accordance with the Alclear Amended and Restated Equity Incentive Plan shall be subject to the terms of such plan and shall not be entitled to distributions under the Amended and Restated Alclear Operating Agreement.

The holders of Alclear Units generally incur U.S. federal, state and local income taxes on their proportionate share of any net taxable income of Alclear Holdings. Net profits and net losses of Alclear Holdings are generally allocated to its members pro rata in accordance with the percentages of their respective ownership of Alclear Units, though certain non-pro rata adjustments are made to reflect tax depreciation, amortization and other allocations. The Amended and Restated Alclear Operating Agreement provides for cash distributions to the holders of Alclear Units for purposes of funding their tax obligations in respect of the taxable income of Alclear Holdings that is allocated to them. Generally, these tax distributions are computed based on Alclear Holdings’ estimate of the net taxable income of Alclear Holdings allocable per Alclear Unit multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York or California (whichever is higher) (taking into account the non-deductibility of certain expenses and the character of our income).

The Amended and Restated Alclear Operating Agreement provides that, except as otherwise provided in the Amended and Restated Alclear Operating Agreement, if at any time we issue a share of our Class A Common Stock or Class B Common Stock, other than pursuant to an issuance and distribution to holders of shares of our Common Stock of rights to purchase our equity securities under a “poison pill” or similar stockholders rights plan or pursuant to an employee benefit plan, the net proceeds received by us with respect to such share, if any, shall be concurrently invested in Alclear Holdings (unless such shares were issued by us to fund (i) our ongoing operations or pay our expenses or other obligations or (ii) the purchase of Alclear Units from a member of Alclear Holdings (in which case such net proceeds shall instead be transferred to the selling member as consideration for such purchase)) and Alclear Holdings shall issue to us Alclear Units. Similarly, except as otherwise determined by us, Alclear Holdings will not issue any additional Alclear Units to us unless we issue or sell an equal number of shares of our Class A Common Stock or Class B Common Stock. Conversely, if at any time any shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired, Alclear Holdings will redeem, repurchase or otherwise acquire an equal number of Alclear Units held by us, upon the same terms and for the same price per security, as the shares of our Class A Common Stock or Class B Common Stock are redeemed, repurchased or otherwise acquired. In addition, Alclear Holdings shall not effect any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the Alclear Units unless it is accompanied by substantively identical subdivision or combination, as applicable, of each class of our Common Stock, and we shall not effect any subdivision or combination of any class of our Common Stock unless it is accompanied by a substantively identical subdivision or combination, as applicable, of the Alclear Units.

Subject to certain exceptions, Alclear Holdings indemnifies all of its members, and their officers and other related parties, against all losses or expenses arising from claims or other legal proceedings in which such person (in its capacity as such) may be involved or become subject to in connection with Alclear Holdings’ business or affairs or the Amended and Restated Alclear Operating Agreement or any related document.

Alclear Holdings may be dissolved only upon the first to occur of (i) the expiration of forty-five (45) days after the sale of substantially all of its assets or (ii) upon our approval. Upon dissolution, Alclear Holdings shall be liquidated and the proceeds from any liquidation shall be applied and distributed in the following manner: (a) first, to creditors (including creditors who are members or affiliates of members) in satisfaction of all of Alclear Holdings’ liabilities (whether by payment or by making reasonable provision for payment of such liabilities, including the setting up of any reasonably necessary reserves) and (b) second, to its members in proportion to their vested Alclear Units (after giving effect to any obligations of Alclear Holdings to make tax distributions).

The Amended and Restated Alclear Operating Agreement restricts certain persons, including Ms. Seidman-Becker and Mr. Cornick, while they hold Alclear Units and for 12 months thereafter, from directly or indirectly competing with Alclear Holdings by engaging, in the United States, in certain activity related to the business of providing secure biometric identification services for travel and other secure identification applications as conducted by Alclear Holdings and its subsidiaries. Passive holdings by such persons of up to 10% of the equity or financial interests of another person engaged in such business is permitted so long as disclosed in writing to us. We may in our discretion grant waivers of these restrictions. Such persons are also prohibited from directly or indirectly inducing or persuading any of our employees from terminating his or her employment with us, subject to certain exceptions.

Exchange Agreement

In connection with our IPO, we entered into an Exchange Agreement (the “Exchange Agreement”) with Alclear Holdings and each of the Alclear Members, including the Co-Founder Members, pursuant to which they (or certain transferees thereof), subject to certain restrictions, have the right to exchange their Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) for (i) shares of our Class A Common Stock or Class B Common Stock, as applicable, on a one-for-one basis (“Share Exchange”) or (ii) cash from a substantially concurrent public offering or private sale of Class A Common Stock (based on the market price of our Class A Common Stock in such public offering or private sale) (“Cash Exchange”), at our option (as the managing member of Alclear Holdings), subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. Each Alclear Member’s right to exchange its Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) under the Exchange Agreement is limited to one exchange for such Alclear Member per calendar month unless we otherwise agree or such exchange is for a value of $5 million or more, limited to exchanges that are reasonably expected to have a value of at least $50,000 unless we otherwise agree or it involves the exchange of all of such Alclear Member’s remaining Alclear Units and subject to any other applicable restrictions set forth in the Exchange Agreement. Any decision to require a Cash Exchange rather than a Share Exchange is ultimately determined by a majority of the disinterested members of our Board or a committee of disinterested directors. Upon exchange, each share of our Class C Common Stock or Class D common stock is cancelled.

The Exchange Agreement provides that, in the event that a tender offer, share exchange offer, issuer bid, take-over bid, recapitalization or similar transaction with respect to our Class A Common Stock is proposed by us or our stockholders and approved by our Board or is otherwise consented to or approved by our Board, the Alclear Members are permitted to participate in such offer by delivery of a notice of exchange that is effective immediately prior to the consummation of such offer. In the case of any such offer proposed by us, we are obligated to use our reasonable best efforts to enable and permit the Alclear Members to participate in such offer to the same extent or on an economically equivalent basis as the holders of shares of our Class A Common Stock without discrimination. In addition, we are obligated to use our reasonable best efforts to ensure that the Alclear Members may participate in each such offer without being required to exchange Alclear Units and shares of our Class C Common Stock or Class D Common Stock.

Registration Rights Agreement

Prior to the consummation of our IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the Co-Founder Members and certain other holders of our Common Stock (each, a “Registration Party”).

Pursuant to the Registration Rights Agreement, each Co-Founder Member and, at any time after the date that is 180 days after the date of the Registration Rights Agreement, any other Registration Party or Registration Parties that individually or collectively beneficially own at least a majority of our Class A Common Stock, is entitled to demand the registration of the sale of any or all of our Class A Common Stock that it beneficially owns. The demand registration rights are subject to certain conditions and exceptions, including our right to defer a demand registration under certain circumstances and a limit on the number of demand registrations (two in the aggregate for the Co-Founder Members and two in the aggregate for the other Registration Parties that individually or collectively beneficially own at least a majority of our Class A Common Stock). Subject to certain conditions and exceptions, each Registration Party is entitled to have all or part of its shares of our Class A Common Stock that it beneficially owns included in demand registrations.

Among other things, under the terms of the Registration Rights Agreement:

•

if we propose to file certain types of registration statements under the Securities Act with respect to offerings of our Class A Common Stock or other equity securities whether or not for the Company’s own account, we are required to use our reasonable best efforts to offer each Registration Party the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”); and

•

each Co-Founder Member and any other Registration Party or Registration Parties who beneficially own not less than 5% of our outstanding shares of Class A Common Stock has the right, subject to certain conditions and exceptions, to request as soon as we become eligible to register the sale of our securities on Form S-3 under the Securities Act (which will not be for at least 12 calendar months after the closing of our IPO) that we file (i) registration statements with the SEC for one or more underwritten offerings of all or part of our shares of Class A Common Stock that it beneficially owns and/or (ii) a shelf registration statement that includes all or part of our shares of Class A Common Stock that it beneficially owns, and we are required to use our reasonable best efforts to cause any such registration statements to be filed with the SEC, and to become effective, as promptly as reasonably practicable. Subject to certain conditions and exceptions, each Registration Party is entitled to have all or part of our shares of Class A Common Stock that it beneficially owns included in such underwritten offerings and shelf registration statements.

In connection with transfers of their registrable securities, the Registration Parties may assign certain of their respective rights under the Registration Rights Agreement.

All expenses of registration under the Registration Rights Agreement, including the legal fees of one counsel retained by or on behalf of the Registration Parties, are paid by us. The selling stockholders are responsible for the underwriting discounts and commissions relating to shares they sell and fees and expenses of financial advisors of the selling stockholders and their internal administrative and similar costs.

The registration rights granted in the Registration Rights Agreement are subject to customary restrictions such as minimums, blackout periods and, if a registration is underwritten, any limitations on the number of shares to be included in the underwritten offering as reasonably advised by the managing underwriter. The Registration Rights Agreement also contains customary indemnification and contribution provisions.

The Registration Rights Agreement is governed by Delaware law.

Any sales in the public market of any Common Stock registrable pursuant to the Registration Rights Agreement could adversely affect prevailing market prices of our common stock. See “Risk Factors” in our 2021 Form 10-K.

Tax Receivable Agreement

Future exchanges by the Alclear Members (or their transferees or other assignees) of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, for shares of our Class A Common Stock or Class B Common Stock, respectively, and purchases of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, from Alclear Members (or their transferees or other assignees) are expected to produce favorable tax attributes. These tax attributes would not be available to us in the absence of those transactions. Both the existing and anticipated tax basis adjustments are expected to reduce the amount of tax that we would otherwise be required to pay in the future.

We entered into a tax receivable agreement with the Alclear Members that provides for the payment by us to the Alclear Members of 85% of the amount of cash savings, if any, in U.S. federal, state and local income tax or franchise tax that we actually realize (computed using simplifying assumptions to address the impact of state and local taxes) as a result of (i) any increase in tax basis in Alclear Holdings’ assets resulting from (a) exchanges by the Alclear Members (or their transferees or other assignees) of Alclear Units (along with the corresponding shares of our Class C Common Stock or Class D Common Stock, as applicable) for shares of our Class A Common Stock or Class B Common Stock, as applicable, and purchases of Alclear Units and corresponding shares of Class C Common Stock or Class D Common Stock, as the case may be, from Alclear Members (or their transferees or other assignees) or (b) payments under the tax receivable agreement, and (ii) tax benefits related to imputed interest deemed arising as a result of payments made under the tax receivable agreement.

The actual increase in tax basis, as well as the amount and timing of any payments under these agreements, varies depending upon a number of factors, including the timing of exchanges by or purchases from the Alclear Members, the price of our Class A Common Stock at the time of the exchange, the extent to which such exchanges are taxable, the amount and timing of the taxable income we generate in the future and the tax rate then applicable and the portion of our payments under the tax receivable agreement constituting imputed interest.

We expect that the payments we will be required to make under the tax receivable agreement will be substantial. Further, assuming no material changes in relevant tax law and that we earn sufficient taxable income to realize all tax benefits that are subject to the tax receivable agreement, we expect that the tax savings associated with all tax attributes described above would aggregate to approximately $718.5 million over 15 years from the date of the completion of our IPO, assuming all future redemptions, purchases or exchanges occur on the date of our IPO. Under this scenario, we would be required to pay the Alclear Members 85% of such amount, or approximately $610.7 million, over the 15-year period from the date of the completion of our IPO. The actual amounts we will be required to pay may materially differ from these hypothetical amounts, because potential future tax savings that we will be deemed to realize, and the tax receivable agreement payments made by us, will be calculated based in part on the market value of our Class A Common Stock at the time of each redemption or exchange of an Alclear Unit (along with the corresponding share of our Class C Common Stock or Class D Common Stock, as applicable) for cash or a share of Class A Common Stock or Class B Common Stock, as applicable and the prevailing applicable federal tax rate (plus the assumed combined state and local tax rate) applicable to us over the life of the tax receivable agreement and will depend on our generating sufficient taxable income to realize the tax benefits that are subject to the tax receivable agreement.

Payments under the tax receivable agreement are based on the tax reporting positions that we determine, and the IRS or another tax authority may challenge all or part of the tax basis increases or other tax benefits we claim, as well as other related tax positions we take, and a court could sustain such challenge. Although we are not aware of any issue that would cause the IRS to challenge the tax basis increases or other benefits arising under the tax receivable agreement, if the outcome of any such challenge would reasonably be expected to materially affect a recipient’s payments under the tax receivable agreement, then we will not be permitted to settle such challenge without the consent (not to be unreasonably withheld or delayed) of the Alclear Members. The interests of the Alclear Members in any such challenge may differ from or conflict with our interests and your interests, and the Alclear Members may exercise their consent rights relating to any such challenge in a manner adverse to our interests and your interests. We will not be reimbursed for any cash payments previously made to the Alclear Members (or their transferees or assignees) under the tax receivable agreement in the event that any tax benefits initially claimed by us and for which payment has been made to the Alclear Members (or their transferees or assignees) are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by us to the Alclear Members (or their transferees or assignees) will be netted against any future cash payments that we might otherwise be required to make to the Alclear Members (or their transferees or assignees) under the terms of the tax receivable agreement. However, we may not determine that we have effectively made an excess cash payment to the Alclear Members (or its transferee or assignee) for a number of years following the initial time of such payment and, if any of our tax reporting positions are challenged by a taxing authority, we are not be permitted to reduce any future cash payments under the tax receivable agreement until any such challenge is finally settled or determined. Moreover, the excess cash payments we previously made under the tax receivable agreement could be greater than the amount of future cash payments against which we would otherwise be permitted to net such excess. As a result, payments could be made under the tax receivable agreement significantly in excess of any tax savings that we realize in respect of the tax attributes with respect to the Alclear Members (or their transferees or assignees) that are the subject of the tax receivable agreement.

In addition, the tax receivable agreement provides that in the case of a change in control of the Company or a material breach of our obligations under the tax receivable agreement, we are required to make a payment to the Alclear Members in an amount equal to the present value of future payments (calculated using a discount rate equal to the lesser of 6.5% or LIBOR (or, in the absence of LIBOR, its successor rate) plus 100 basis points, which may differ from our, or a potential acquirer’s, then-current cost of capital) under the tax receivable agreement, which payment would be based on certain assumptions, including those relating to our future taxable income. In these situations, our obligations under the tax receivable agreement could have a substantial negative impact on our, or a potential acquirer’s, liquidity and could have the effect of delaying, deferring, modifying or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. These provisions of the tax receivable agreement may result in situations where the Alclear Members have interests that differ from or are in addition to those of our other stockholders. In addition, we could be required to make payments under the tax receivable agreement that are substantial and in excess of our, or a potential acquirer’s, actual cash savings in income tax.

Decisions we make in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments made under the tax receivable agreement. For example, the earlier disposition of assets following an exchange or purchase of Alclear Units may accelerate payments under the tax receivable agreement and increase the present value of such payments, and the disposition of assets before an exchange or purchase of Alclear Units may increase the tax liability of Alclear Members (or their transferees or assignees) without giving rise to any rights to receive payments under the tax receivable agreement. Such effects may result in differences or conflicts of interest between the interests of Alclear Members (or their transferees or assignees) and the interests of other stockholders.

Finally, because we are a holding company with no operations of our own, our ability to make payments under the tax receivable agreement are dependent on the ability of our subsidiaries to make distributions to us. Our debt agreements could restrict the ability of our subsidiaries to make distributions to us, which could affect our ability to make payments under the tax receivable agreement. To the extent that we are unable to make payments under the tax receivable agreement for any reason, such payments will be deferred and will accrue interest until paid, which could negatively impact our results of operations and could also affect our liquidity in periods in which such payments are made.

Indemnification Agreements

We entered into indemnification agreements with each of our executive officers and directors that provide, in general, that we will indemnify them to the fullest extent permitted by law and our certificate of incorporation and by-laws in connection with their service to us or on our behalf.

Related Party Transactions Policies and Procedures

In connection with our IPO, we adopted a written Related Person Transactions Policy (the “policy”), which sets forth our policy with respect to the review, approval, ratification and disclosure of all related person transactions by our Audit Committee. In accordance with the policy, our Audit Committee will have overall responsibility for the implementation of, and compliance with, the policy.

For purposes of the policy, a “related person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and in which any related person (as defined in the policy) had, has or will have a direct or indirect material interest.

The policy requires that notice of a proposed related person transaction be provided to our General Counsel prior to entry into such transaction. If our General Counsel determines that such transaction is a related person transaction, the proposed transaction will be submitted for consideration (a) to our Audit Committee at its next meeting or (b) in those instances in which the General Counsel determines that it is not practicable or desirable to wait until the next Audit Committee meeting, to the Chair of the Audit Committee.

Under the policy, our Audit Committee or the Chair of the Audit Committee, as applicable, may approve only those related person transactions that are in, or not inconsistent with, our best interests and the best interests of our stockholders, as the Audit Committee or the Chair of the Audit Committee, as applicable, determines in good faith. In the event that we become aware of a related person transaction that has not been previously reviewed, approved or ratified under the policy and that is ongoing or is completed (including any transaction that was not considered a related person transaction at the time it was entered into because none of the parties were related persons, but continues after a party thereto has becomes a related person), the transaction will be submitted to the Audit Committee or Chair of the Audit Committee so that it may evaluate all options, including but not limited to ratification, rescission amendment or termination of the related person transaction. Furthermore, under the policy, the Audit Committee may preapprove certain categories of transactions.

The policy also provides that the Audit Committee shall review any previously approved or ratified related person transactions that are ongoing, and have a remaining term of more than six months, to determine whether the related person transaction remains in our best interests and the best interests of our stockholders. Additionally, we will make periodic inquiries of directors and executive officers with respect to any potential related person transaction of which they may be a party or of which they may be aware.

OTHER MATTERS

Stockholder Proposals For 2023 Annual Meeting

A holder of the Company’s Class A Common Stock who wishes to present a proposal for inclusion in the Company’s proxy statement for the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8” and “Exchange Act”, respectively) must deliver the proposal to our principal executive offices (Clear Secure, Inc. 65 East 55th Street, 17th Floor, New York, NY 10022) to the attention of our Secretary no later than the close of business on December 28, 2022, unless the date of the 2023 Annual Meeting is more than 30 days before or after June 14, 2023, in which case the stockholder proposal must be received a reasonable time before we begin to print and mail our proxy materials.

For any stockholder proposal or director nomination that is not submitted for inclusion in our proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 Annual Meeting, stockholders are advised to review our by-laws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 14, 2023 and March 16, 2023 for the 2023 Annual Meeting. In the event that the 2023 Annual Meeting of Stockholders is convened more than 30 days prior to or delayed by more than 60 days after June 14, 2023, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2023 Annual Meeting and no later than the later of (1) the 90th day prior to the 2023 Annual Meeting and (2) the 10th day following the day on which we notify stockholders of the date of the 2023 Annual Meeting, either by mail or other public disclosure.

We advise you to review our bylaws for additional stipulations relating to the process for identifying and nominating directors, including advance notice of director nominations and stockholder proposals. Copies of the pertinent bylaw provisions are available on request to the Secretary at the address set forth above.

In addition to satisfying the advance notice procedures in our by-laws and other requirements under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2023.

2021 Form 10-K

A copy of the Company’s 2021 Form 10-K, as filed with the SEC, will be sent to any stockholder, without charge, by regular mail or by email upon written request addressed to Clear Secure, Inc., Attention: Corporate Secretary, 65 E 55th St., 17th Floor, New York, NY 10022.

You also may obtain our 2021 Form 10-K at the SEC’s website, www.sec.gov, or at www.clearme.com by clicking on “Investors,” and following the link from our “SEC Filings” page.

Matthew Levine
General Counsel, Chief Privacy Officer and Secretary

New York, New York

April 27, 2022

CLEAR SECURE, INC

65 EAST 55TH STREET, 17TH FLOOR

NEW YORK, NY 10022

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on June 13, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/ YOU2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on June 13,2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D74904-P71467                             KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — —— — — — — — — — — — —— — — — — — — — — — — — — — — — — — —— — — — — — — — — — — — — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEAR SECURE, INC.				For All	Without All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below
The Board of Directors recommends you vote FOR the following:				☐	☐	☐
1. Election of the following nominees as directors:

Nominees:

01)	Caryn Seidman-Becker	05)	Tomago Collins
02)	Kenneth Cornick	06)	Kathryn Hollister
03)	Michael Z. Barkin	07)	Adam Wiener
04)	Jeffery H. Boyd

The Board of Directors recommends you vote FOR proposal 2.	For	Against	Abstain

2. Ratification of the appointment of our independent registered public accounting firm.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon . When signing as attorney, executor, administrator, or other fiduciary. please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

— — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — — — — — — — — — — — — — — — — — —  — — — —— — — —

D74905-P71467

CLEAR SECURE, INC.

Annual Meeting of Stockholders

June 14, 2022 10:00 AM

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Caryn Seidman-Becker, Kenneth Cornick and Matthew Levine, and each of them, jointly and severally, proxies with the full power of substitution, to vote all stock of Clear Secure, Inc. (the “Company”) which the undersigned is entitled to vote at the Company’s Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/YOU2022, on Tuesday, June 14, 2022, at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, hereby ratifying all that said proxies or their substitutes may do by virtue hereof, and the undersigned authorizes and instructs said proxies to vote as stated on the reverse side.

If you sign and return this proxy card but do not give any direction, these shares will be voted FOR each of the director nominees in Proposal 1 and FOR Proposal 2, in the discretion of the proxies, and upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof.

Continued and to be signed on reverse side